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                                                                    EXHIBIT 10.6

                            CLAIMS SERVICE AGREEMENT

This agreement is among the TEXAS FAIR PLAN ASSOCIATION ("Association"), the FAIR Plan's administrator TEXAS WINDSTORM INSURANCE ASSOCIATION ("TWIA"), and INSURANCE MANAGEMENT SOLUTIONS, INC.("Servicer"), a corporation authorized to serve as claims administrator, having a business address at 801 94TH Avenue North, St. Petersburg, FL 33702. Association, TWIA and Servicer hereby agree that Servicer will provide claims services to Association and TWIA for claims ensuing from policies of the Association's Texas Policies of insurance issued pursuant to Art. 21.49A, TEX. INS. Code and the Association Plan of Operation according to the following terms and conditions:

1.   EFFECTIVE DATE, TERM, AND CANCELLATION

     This Agreement is effective as of February 17, 2003, and shall continue in effect continuously until terminated by either party with sixty (60) days written notice to the other party.

2.   OBLIGATIONS OF SERVICER

     The obligations of Servicer under this Agreement are to:

     (A) Employ properly licensed claims adjusters ("Adjusters") to adjust Claims and to exercise its best efforts to ensure that every adjuster, investigator, and appraiser, whether an employee of Servicer or a third party vendor, is in compliance with every applicable code, statute, law or regulation.

     (B) Use only Texas licensed adjusters and Texas defense attorneys approved by the Association or TWIA to investigate, adjust, settle, pay, defend or provide legal opinions regarding Claims of the Association and otherwise administer Claims, to the extent it deems necessary in accordance with its best professional judgment and subject to the approval of the Association or TWIA. Servicer may meet its obligation by engaging at its discretion and on behalf of Association and TWIA, the services of persons or firms other than Servicer and Adjusters, provided use of such other persons or firms does not violate any Texas statutory or regulatory requirement. Servicer does not have an obligation to continually seek approval of Servicer's employees involved in the administration of claims under this Agreement however the Association or TWIA can request that an employee of Servicer or a previously approved third party vendor no longer handle Claims of the Association and Servicer will comply with all such reasonable requests.

     (C) With respect to those claims which fall within the authority limit of Servicer set forth in Schedule A of this Agreement, Servicer shall:

               . Determine the amount of any settlement, including Allocated Loss Adjustment Expenses, which should be paid on behalf of Association for all Claims.

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               .    In those instances where the policy on which a Claim has
                    been filed contains language subrogating the rights of the insured to the Association, Servicer will pursue collection in accordance with guidelines approved in writing by Association or TWIA; however, if such efforts are not successful Servicer will inform the person or entity alleged to have caused the loss that the matter will be turned over to legal counsel for collection. The Association and TWIA shall have the right of approval of any legal counsel engaged in this respect, and Association shall be responsible for the payment of the additional collection expenses as an Allocated Loss Adjustment Expense, as defined in item 6(A), Definitions.

               . Make payment for settlement of claims and for Allocated Loss Adjustment Expenses, including attorneys' fees and defense costs, out of funds provided by the Association. Association agrees that Servicer has no obligation to pay or otherwise expend its funds for payment of Claims or Allocated Loss Adjustment Expenses.

               . Maintain a claim file on each reported Claim at the St. Petersburg, FL office of Servicer. The claim files will be the property of the Association and will be available for inspection by the Association or TWIA upon reasonable notice. Servicer shall store and retain all records produced under this Agreement in accordance with the record retention requirements of the Texas Department of Insurance and accepted industry practice.

               . Provide statistical or loss experience reports concerning Claim status, Claims services, and Claims payments on a monthly basis containing the content and the format required by the Association or TWIA.

               .    Comply with all other terms of this Agreement.

               . Maintain reserve amounts set at amounts that reflect the probable cost to close Claims.

               . Establish and maintain capacity for online Claims review by the Association and TWIA.

               . Maintain complaint log records in accordance with guidelines provided by the Association and TWIA.

               . Provide prior written notice of any files to be referred to the Texas Department of Insurance Fraud Unit.

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     D    With respect to all Claims which fall outside Servicer's authority limit set forth in Schedule A Servicer shall perform all the services in C. above, subject however to Servicer's limit of authority, and Servicer shall also:

               . Send to the Association or TWIA a report within 30 days of posting a reserve outside the Servicer's authority limit or of Servicer's determination of the existence of other criteria identifying the Claim as falling outside the authority limit. The report shall be in a format approved by the Association or TWIA.

               . Send to the Association or TWIA additional information or reports on Claims outside Servicer's authority as the Association or TWIA may require on a case by case basis.

               . Obtain written authorization for a settlement or payment in excess of the authorized payment amount set out in Schedule A of the Agreement.

3.   OBLIGATIONS OF ASSOCIATION

     The obligations of Association under this Agreement are to:

     (A) Refer to Servicer all Claims which fall within the terms of this Agreement immediately following receipt by the Association or TWIA of notice of the Claim.

     (B) Pay consideration monthly to Servicer in accordance with the terms of this Agreement.

     (C) Maintain sufficient monies with Servicer in the Claim Fund at all times so that Servicer may pay Claims and Allocated Loss Adjustment Expenses as required.

     (D)  Reimburse the Claim Fund on a daily basis or as needed.

     (E) Notify reinsurers and others of any Claim required by Association to be reported to them for any reason.

     (F) Pay monthly to Servicer the fees as provided in Schedule A, Compensation of Servicer.

     (G)  Comply with all other terms and conditions of this Agreement.

4.   ADMINISTRATIVE PROVISIONS

     (A) Servicer has full authority and control in all matters pertaining to the investigation, adjustment, and administration of Claims covered by this Agreement, subject to the ultimate authority of Association or TWIA and the Discretionary Settlement Authority Limit.

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     (B)  This Agreement is for the sole benefit of the parties. Servicer shall not be liable to any person not a party to this Agreement for any loss, liability, damage, or expense relating in any way to the services provided under this Agreement.

     (C) Servicer has the right and duty to manage and conserve deposits of Association into a Trust account of a standard bank acceptable to the Association and TWIA and endorse checks. The Trust Fund is to be used by Servicer to pay obligations of the Association, including Claim settlements and Allocated Loss Adjustment Expenses. All Association or TWIA funds shall be held by Servicer as a fiduciary.

     (D) Servicer has the right and duty to communicate with any reinsurer providing excess coverage (collectively "reinsurers") as required by the Association or TWIA. Servicer shall provide information to any such reinsurer, including data which relates to any open or closed Claim or loss, regardless of whether such Claim or loss involves or may involve that reinsurer, provided a full copy of such information is simultaneously provided to the Association.

     (E) The parties agree that the TWIA is entering into this Agreement for the limited purposes of: receiving the benefits of the indemnification provided by the Servicer hereunder; and acquiring the rights to enforce the provisions of this Agreement. The parties further agree that the TWIA will have no liability to the Servicer under this Agreement.

     (F) The Association and TWIA have authority to audit the files, business records and services of Servicer related to this Agreement. The Servicer, during the term of this Agreement and subsequent to any termination, unless otherwise instructed by the Association or the TWIA in writing, shall retain policy files and other relevant documentation in accordance with instructions received from the Association or the TWIA for a period not to exceed two years following the termination of this Agreement or any renewal or extension thereof. The Association shall reimburse the Servicer for its reasonable costs of shipment of such files and documentation to the Association or its designee.

5.   ESTABLISHMENT OF ACCOUNT

     (A) Association and TWIA shall open a deposit account at a commercial bank.

     (B) The account shall be closed following termination of this Agreement, continuing long enough after contract termination for Servicer to responsibly reconcile any outstanding checks and statements. Upon termination, all funds in this account shall be distributed to the Association.

6.   DEFINITIONS

     (A) Allocated Loss Adjustment Expense means any cost or expense incurred by Servicer on behalf of Association as a result of engaging the service of firms or persons other than Servicer and Servicer's employees for work in connection with the investigation, adjustment, settlement or defense of a Claim. Allocated Loss

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          Adjustment Expenses include, but are not limited to the following: all costs and expenses associated with subrogation; salvage; rehabilitation; medical cost management; property, or other physical damage; appraisals by others ; all court costs, fees, and expenses; fees for service of process; fees to attorneys; the cost of services of undercover operations and detectives; fees of independent adjusters for investigation or adjustment of Claims in areas removed from reasonable access by Adjusters outside the State of Texas; the cost of employing experts for the purpose of preparing maps, photographs, diagrams, and chemical or physical analysis, or for expert advice or opinion; the cost of obtaining copies of any public records; the costs of depositions and court reporters or recorded statements; and additional fees associated with adjustment of catastrophe claims.

     (B) Cancellation means the termination of this Agreement after one party has given sixty (60) days prior written notice of cancellation to the other party to this Agreement.

     (C) Claim(s) means any demand for the benefits provided under subject Policies of insurance lawfully issued by Association.

     (D) Claim Fund means the money made available by Association to Servicer for use in paying Allocated Loss Adjustment Expenses, Claims, and defense costs.

     (E) Discretionary Settlement Authority Limit means the total amount of money specified in Schedule A, item 5 which Association authorizes Servicer to spend without seeking prior approval from Association in order to settle any single Claim. Such limit may be changed in the sole discretion of Association or TWIA without affecting the other terms and conditions of this Agreement. Allocated Loss Adjustment Expenses and legal costs are subject to, and included in, the Discretionary Settlement Limit.

     (F) Policies means insurance policies of the Association pursuant to Art. 21.49A, TEX. INS. Code and the Association's Plan of Operation.

7.   GENERAL PROVISIONS

     (A) Servicer represents and warrants that this Agreement has been duly authorized and is binding upon Servicer.

     (B) This Agreement shall be construed in accordance with the laws of the State of Texas and shall inure to and be binding upon the parties hereto. Travis County, Texas shall be the venue for any litigation arising out of or related to this Agreement.

     (C) This Agreement constitutes the entire Agreement between the parties. No amendments to or modifications of this Agreement shall be valid unless made in writing and executed by the parties in the form of an amendment to this Agreement.

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     (D)  If all or part of any covenant, condition, or other provision of this
          Agreement is declared by a court of competent jurisdiction to be invalid and not binding, such declaration shall in no way affect the validity of the other remaining covenants, conditions, and provisions of this Agreement.

     (E) Servicer agrees to hold the Association and TWIA, their respective Boards and Governing Committee (individually or collectively), representatives or employees (the "Indemnified Party" or "Indemnified Parties") harmless and agrees to indemnify same from any civil penalties, damages, claims, causes of actions, or fines (including attorneys fees) imposed, or sought to be imposed against an Indemnified Party as a result of Servicer's performance, or failure or deficiency of performance of any undertakings, obligations, or actions under this Agreement. The foregoing "hold harmless" agreement shall not apply to liabilities incurred through the reasonable action or inaction of Servicer so long as the course of conduct is undertaken as required under the terms of this Agreement or at the express direction of the Association and in the good faith belief that Servicer is operating in accordance with all applicable laws of Texas, rules of the Department and the Plan of Operation of the Association.

     (F) The Association agrees to hold Servicer harmless and agrees to indemnify Servicer from any civil penalties, charges, claims, causes of actions, or fines (including attorneys fees) imposed, or sought to be imposed against Servicer as a result of the Association's or TWIA's failure to perform any of their obligations under this Agreement or the performance of Servicer's duties and responsibilities under this Agreement or due to actions of Servicer which are at the express direction of the Association, TWIA or required by the Plan of Operation of the Association.

     (G) This Agreement may not be assigned by either party without written consent of the other party.

     (H) This Agreement shall be binding and inure to the benefit of the parties hereto and their successors and assigns.

     (I) In the event any provision of this Agreement is contrary to any law or regulation governing the parties or their performance under this Agreement, such provision shall be modified, if possible, to conform to such law or regulation so as to as nearly as possible comply with the intent of the parties hereto.

     (J) This Agreement supersedes all prior agreements between the parties hereto concerning the subject matter hereto and all such prior agreements shall be of no further force or effect.

     (K) The headings and subheadings in this Agreement are inserted solely for reference purposes and shall have no substantial significance in the interpretation of this Agreement.

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                                            FAIR PLAN ASSOCIATION


                                            BY: /s/ Jim Oliver
                                                --------------------------------
                                                (Signature)

                                                Jim Oliver, General Manager
                                                (Printed name and title)


                                            TEXAS WINDSTORM INSURANCE
                                            ASSOCIATION


                                            BY: /s/ Jim Oliver
                                                --------------------------------
                                                (Signature)

                                                Jim Oliver, General Manager
                                                (Printed name and title)


                                            Insurance Management Solutions, Inc.

                                            ("SERVICER")


                                            BY: /s/ D.M. Howard
                                                --------------------------------
                                                (Signature)

                                                D.M. Howard, Pres/CEO
                                                (Printed name and title)

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                                   SCHEDULE A

                            COMPENSATION OF SERVICER

Claims Administration Fee:

1. $250.00 for each non-Catastrophe claim file opened, plus applicable sales tax.

2.   $210.00 for each Catastrophe claim file opened, plus applicable sales tax.

3. Catastrophe means an event or series of events that is assigned a unique catastrophe number by Property Claims Services.

4.   Claims Administration Fees shall be paid as follows:

     (a)  One-half when the claim file is opened; and

     (b)  One-half when the claim file is closed.

5. Servicer's discretionary settlement authority limit for comprehensive personal liability is $10,000.00 per claim.

     Servicer's discretionary settlement authority limit for property claims is $25,000.00 per claim.

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